D 1096765

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

140103

OCT 18 2011

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110746121-15
	Filing Date and Time: 10/17/2011 4:10 PM
	Entity Number: E0515682011-9

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Pacific Entertainment Corporation
Name of merging entity

State of California — Jurisdiction
Corporation — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

and,

Genius Brands International, Inc.
Name of surviving entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Pacific Entertainment Corporation
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Genius Brands International, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Pacific Entertainment Corporation
Name of merging entity

X [signature] | President | 10/14/11
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

and,

Genius Brands International, Inc.
Name of surviving entity

X [signature] | President | 10/14/11
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230) Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

OF

PACIFIC ENTERTAINMENT CORPORATION, A CALIFORNIA CORPORATION

AND

GENIUS BRANDS INTERNATIONAL, INC., A NEVADA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER (the "**Agreement**") dated as of October 14, 2011, made and entered into by and between Pacific Entertainment Corporation, A California corporation ("**Pacific**"), and Genius Brands International, Inc., a Nevada corporation ("**Genius**"), which corporations are sometimes referred to herein as the "**Constituent Corporations.**"

WITNESSETH:

WHEREAS, Pacific is a corporation organized and existing under the laws of the State of California, having been incorporated on January 3, 2006, under the laws of the State of California under the California Corporations Code; and

WHEREAS, Genius is a wholly-owned subsidiary corporation of Pacific organized and existing under the laws of the State of Nevada, having been incorporated on September 16, 2011, under the Nevada Revised Statutes; and

WHEREAS, the respective Boards of Directors of Pacific and Genius have determined that it is desirable to merge Pacific with and into Genius and that Genius shall be the surviving corporation (the "**Merger**"); and

WHEREAS, the parties intend by this Agreement to effect a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pacific and Genius hereto agree as follows:

ARTICLE I
MERGER

1.1 On the effective date of the Merger (the "**Effective Date**"), as provided herein, Pacific shall be merged with and into Genius, the separate existence of Pacific shall cease and Genius (hereinafter sometimes referred to as the "**Surviving Corporation**") shall continue to exist under the name of Genius Brands International, Inc. by virtue of, and shall be governed by, the laws of the State of Nevada. The address of the registered office of the Surviving Corporation in the State of Nevada will be The Corporation Trust Company of Nevada, 311 South Division Street, Carson City, Nevada 89703 (County of Carson City).

ARTICLE II
ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

2.1 The name of the Surviving Corporation shall be "Genius Brands International, Inc." The Articles of Incorporation of the Surviving Corporation, attached hereto as Exhibit A, as in effect on the date hereof, shall be the Articles of Incorporation of Genius without change, unless and until amended in accordance with this Agreement or otherwise amended in accordance with applicable law.

ARTICLE III
BYLAWS OF THE SURVIVING CORPORATION

3.1 The Bylaws of the Surviving Corporation, as in effect on the date hereof shall be the Bylaws of Genius without change, unless and until amended in accordance with Article VIII of this Agreement or otherwise amended in accordance with applicable law.

ARTICLE IV
EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

4.1 On the Effective Date, the holders of the common stock of Pacific shall receive one share of common stock of Genius ("**Genius Common Stock**") as consideration and in exchange for each one share of common stock of Pacific and shall have no further claims of any kind or nature; and all of the common stock of Genius held by Pacific shall be surrendered and canceled. Each holder of record of any outstanding certificate or certificates theretofore representing stock of Pacific may surrender the same to the Surviving Corporation at its offices, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of shares of common stock of the Surviving Corporation equal to the number of shares of common stock of the Corporation represented by such surrendered certificates (the "**Conversion Amount**"), provided however, that each certificate or certificates of the Corporation bearing a restrictive legend shall bear the same restrictive legend on the certificate or certificates of the Surviving Corporation. Until so surrendered, each outstanding certificate which prior to the effective time of the Merger represented one or more shares of stock of the Corporation shall be deemed for all corporate purposes to evidence ownership of shares of stock of the Surviving Corporation equal to the Conversion Amount.

4.2 On the Effective Date, the holders of any options, warrants, or other securities of Pacific shall be enforced against Genius to the same extent as if such options, warrants, or other securities had been issued by Genius.

ARTICLE V
CORPORATE EXISTENCE, POWERS AND LIABILITIES OF THE SURVIVING CORPORATION

5.1 On the Effective Date, the separate existence of Pacific shall cease. Pacific shall be merged with and into Genius, the Surviving Corporation, in accordance with the provisions of this Agreement. Thereafter, Genius shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; all singular rights, privileges, powers and franchises of Pacific and Genius, and all property, real, personal and mixed and all debts due to each of them on whatever account, shall be vested in Genius; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of Genius, the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise, vested in Pacific and Genius, or either of them, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon the property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of Pacific shall thenceforth attach to Genius, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

5.2 Pacific agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary in order to vest in and confirm to the Surviving Corporation title to and possession of all the

property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest of Pacific and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI
OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

6.1 Upon the Effective Date, the officers and directors of Genius shall be the officers and directors of the Surviving Corporation

6.2 If upon the Effective Date, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner provided by the Genius Bylaws.

ARTICLE VII
DISSENTING SHARES

7.1 Holders of shares of Pacific common stock who have complied with all requirements for perfecting their rights of appraisal as required in the California Corporations Code shall be entitled to their rights under California law with payments to be made by the Surviving Corporation.

ARTICLE VIII
APPROVAL BY SHAREHOLDERS, EFFECTIVE DATE, CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

8.1 Promptly after the approval of this Agreement by the requisite number of shareholders of Pacific, the respective Boards of Directors of Pacific and Genius will cause their duly authorized officers to make and execute Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause the same to be filed with the Secretaries of State of California and Nevada, respectively; in accordance with the California Corporations Code and the Nevada Revised Statutes. The Effective Date shall be the date on which the Articles of Merger is filed with the Secretary of State of California and the Secretary of State of Nevada.

8.2 The Boards of Directors of Pacific and Genius may amend this Agreement and the Genius Articles of Incorporation or Genius Bylaws at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of Pacific may not (i) change the amount or kind of shares to be received in exchange for the Pacific common stock; or (ii) alter or change any of the terms and conditions of this Agreement or the Genius Articles of Incorporation or Genius Bylaws if such change would adversely affect the holders of the Genius Common Stock.

ARTICLE IX
TERMINATION OF MERGER

9.1 This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of Pacific and Genius.

ARTICLE X
MISCELLANEOUS

10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to its principles of conflicts of law.

10.2 EXPENSES. If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, Pacific shall pay all expenses incurred in connection with all the proceedings taken in respect of this Merger Agreement or relating thereto.

10.3 AGREEMENT. An executed copy of this Agreement will be on file at the principal place of business of the Surviving Corporation at 5820 Oberlin Drive, Suite 203, San Diego, California 92121, and, upon request and without cost, a copy thereof will be furnished to any shareholder.

10.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GENIUS BRANDS INTERNATIONAL, INC.,
A Nevada corporation

By: ______________________________
Michael Meader, President

PACIFIC ENTERTAINMENT CORPORATION,
A California corporation

By: ______________________________
Michael Meader, President

I hereby certify that the foregoing transcript of ______ page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

OCT 18 2011

Date: ______

DEBRA BOWEN, Secretary of State